EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Synthetic Biologics, Inc.

Rockville, Maryland

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 16, 2015, relating to the consolidated financial statements and the effectiveness of Synthetic Biologics, Inc’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

BDO USA, LLP
/s/ BDO USA, LLP
Troy, Michigan

August 10, 2015